Exhibit 99.1

Press Release
Two North Broadway
Lebanon, Ohio 45036

Company Contact: Eric J. Meilstrup President and Chief Executive Officer LCNB National Bank (513) 932-1414	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400
shareholderrelations@lcnb.com	andrew@smberger.com

LCNB CORP. REPORTS RECORD FINANCIAL RESULTS FOR
THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2022
LCNB Corp. Ended 2022 With Record Total Assets of $1.92 Billion
Return on Average Tangible Common Equity Increased Year-Over-Year to 14.96% from 11.67%.
2022 Net Income Increased 5.5% Year-over-Year to a Record $22.1 Million
2022 Diluted Earnings Per Share Increased 16.3% Year-over-Year to a Record $1.93 Per Share

LEBANON, Ohio--LCNB Corp. ("LCNB", “the Company”, or “the Bank”) (NASDAQ: LCNB) today announced financial results for the three and twelve months ended December 31, 2022.

Commenting on the financial results, LCNB President and Chief Executive Officer Eric Meilstrup said, “We achieved record net income, earnings per share, and net loans for the full year and fourth quarter ended December 31, 2022. LCNB had another strong year of loan growth and overall operating performance as we continue to attract new assets and new customers to LCNB. Our performance in 2022 demonstrates LCNB’s strong team of experienced and dedicated bankers, the value we provide our local communities, and our strategic focus on producing consistent and sustainable financial results. ”

“The strength of LCNB’s balance sheet and asset quality provides us with the flexibility to manage and grow the Bank during an increasingly uncertain economic cycle, while we continue to focus on returning capital to shareholders. For the twelve-months ended December 31, 2022, average total deposits increased 5.4%, our net interest margin expanded 10 basis points to 3.55%, and non-performing loans to total loans decreased from 0.11% at December 31, 2021 to 0.03% at December 31, 2022. These trends, combined with stable non-interest expense, successfully offset declines in non-interest income to drive record net income and earnings per share, while expanding returns on assets, equity, and tangible equity,” continued Mr. Meilstrup.

“LCNB also returned a record amount of capital back to shareholders in 2022 through our dividend policy and share repurchase program. We believe LCNB is well positioned for continued growth and strong levels of profitability, even as we expect a more challenging banking landscape in 2023. This is a testament to LCNB’s compelling business model, strong capital and liquidity levels, disciplined credit culture and outstanding team,” concluded Mr. Meilstrup.

Income Statement
Net income for the 2022 fourth quarter was a quarterly record of $6,408,000, a 13.9% increase as compared to $5,627,000 for the same period last year. Earnings per basic and diluted share for the 2022 fourth quarter were a quarterly record of $0.57, an increase of 26.7% as compared to $0.45 for the same period last year. Net income for the twelve-month period ended December 31, 2022, was an annual record of $22,128,000, representing an increase of 5.5% as compared to $20,974,000 for the same period last year. Earnings per basic and diluted share for the twelve-month period ended December 31, 2022, were an annual record of $1.93, representing an increase of 16.3% as compared to $1.66 for the same period last year.

Net interest income for the three months ended December 31, 2022, increased 13.3% to $16,208,000, as compared to $14,310,000 for the same period in 2021. Net interest income for the twelve-month period ended December 31, 2022, increased 6.9% to $61,042,000, as compared to $57,124,000 for 2021. Favorably contributing to the variance for the three-and twelve-month periods were overall growth in the loan portfolio and higher average rates earned on the loan and debt securities portfolios. Growth in the taxable debt securities and loan portfolios also benefited interest income for the twelve-month period. For the 2022 fourth quarter, LCNB’s net interest margin expanded to 3.77%, from 3.34% for the same period last year. For the 2022 full year, LCNB’s net interest margin was 3.55%, compared to 3.45% in 2021.

Non-interest income for the three months ended December 31, 2022, was $3,629,000, compared to $4,347,000 for the same period last year. For the twelve months ended December 31, 2022, non-interest income was $14,288,000, compared to $16,232,000 for the same period last year. The primary drivers of the fourth quarter and twelve-month year-over-year changes in non-interest income were decreased fiduciary income, reduced gains from sales of loans and debt securities, and lower other operating income. Fiduciary income decreased because the fair value of wealth management assets, upon which fees are calculated, decreased due to current market conditions, even though the number of accounts increased. The lower other operating income for the full year was partially due to the absence of a one-time $508,000 Ohio Financial Institutions Tax refund recognized in 2021.

Non-interest expense for the three months ended December 31, 2022, was $246,000 lower than the comparable period in 2021. For the twelve months ended December 31, 2022, non-interest expense increased $94,000 from the comparable period in 2021. Other non-interest expense for the twelve-months ended December 31, 2022, included $471,000 in losses from the sales of two office buildings as a result of our branch consolidation strategy, which was offset by an $866,000 gain from the sale of other real estate owned recognized during the 2022 second quarter.

Capital Allocation
LCNB invested $23,660,000 in its share repurchase program through 2022, repurchasing 1,212,634 shares of its outstanding stock at an average price of $19.47 per share. This equates to approximately 9.8% of the Company’s outstanding common stock prior to the repurchase. During the 2022 fourth quarter, LCNB invested $678,000 in its share repurchase program, repurchasing 40,178 shares of its outstanding stock at an average price of $16.87 per share. At December 31, 2022, 339,054 shares remained under its May 27, 2022 share repurchase program.

For the full year ended December 31, 2022, LCNB paid $0.81 per share in dividends, a 5.2% increase from $0.77 per share for the full year ended December 31, 2021. On November 21, 2022, LCNB’s Board of Directors approved a 5.0% increase in the Company’s regular quarterly cash dividend payment from $0.20 per share to $0.21 per share. Since 2018, LCNB’s regular cash dividend payment has increased at a compound annual growth rate of 5.7%.

Balance Sheet
Total assets at December 31, 2022, increased by $15,492,000 to a record $1.92 billion from $1.90 billion at December 31, 2021. Net loans at December 31, 2022, increased 2.3% to a record $1.40 billion, compared to $1.36 billion at December 31, 2021.

Total deposits at December 31, 2022, decreased 1.5% to $1.60 billion, compared to $1.63 billion at December 31, 2021, as LCNB experiences greater competition for interest-bearing accounts along with seasonal deposit trends of certain public fund deposit relationships.

Assets Under Management
Total assets managed at December 31, 2022, were $3.10 billion, compared to $3.14 billion at December 31, 2021. The 1.5% year-over-year decrease in total assets managed was primarily due to a decrease in the fair value of managed assets at LCNB’s Wealth Management group associated with a challenging capital market environment in 2022 and a decrease in cash management accounts.

Asset Quality
In the 2022 fourth quarter consolidated condensed statements of income, LCNB recorded a net loan loss recovery of $19,000, compared to a net loan loss recovery of $508,000 for the 2021 fourth quarter. For the twelve months ended December 31, 2022, LCNB recorded a provision for loan losses of $250,000, compared to a net loan loss recovery of $269,000 for the twelve months ended December 31, 2021.

Net loan recoveries for the 2022 fourth quarter were $21,000, compared to net loan recoveries of $186,000 for the same period last year. For the 2022 twelve-month period, net loan charge-offs were $110,000 or 0.01% of average loans, compared to net loan recoveries during 2021 of $47,000 or 0.00% of average loans.

Total nonperforming loans, which includes non-accrual loans and loans past due 90 days or more and still accruing interest decreased $1,107,000, from $1,537,000 or 0.11% of total loans at December 31, 2021, to $430,000 or 0.03% of total loans at December 31, 2022. Nonperforming assets to total assets was 0.02% at December 31, 2022, compared to 0.08% at December 31, 2021.

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Forward-Looking Statements
Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:

1.the success, impact, and timing of the implementation of LCNB’s business strategies;
2.the significant risks and uncertainties for LCNB's business, results of operations and financial condition, as well as its regulatory capital and liquidity ratios and other regulatory requirements, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of LCNB's work from home arrangements and staffing levels in operational facilities, the impact of market participants on which LCNB relies, and actions taken by governmental authorities and other third parties in response to the pandemic;
3.the disruption of global, national, state, and local economies associated with the COVID-19 pandemic and the Russia/Ukraine conflict, which could affect LCNB's liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses;
4.LCNB’s ability to integrate future acquisitions may be unsuccessful, or may be more difficult, time-consuming, or costly than expected;
5.LCNB may incur increased loan charge-offs in the future;
6.LCNB may face competitive loss of customers;
7.changes in the interest rate environment, which may include continued interest rate increases, may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
8.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
9.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
10.LCNB may experience difficulties growing loan and deposit balances;
11.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;
12.deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments;

13.difficulties with technology or data security breaches, including cyberattacks, that could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;
14.adverse weather events and natural disasters and global and/or national epidemics; and
15.government intervention in the U.S. financial system, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Coronavirus Aid, Relief, and Economic Security ("CARES") Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.